SUNAMERICA SERIES TRUST
TECHNOLOGY PORTFOLIO
MORGAN STANLEY INVESTMENT MANAGEMENT, INC.
QUARTER ENDED: SEPTEMBER 30, 2004

Procedures Pursuant to Rule 10f-3


			Securities Purchased


Name of Issuer  		MGM Mirage Inc.

Title of Security		Common Stock

Date of First Offering		09/08/2004

Amount of Total Offering	450,000,000

Unit Price				$102

Underwriting Spread or Commission	$2.00

Total Par Value of Bonds Purchased	$65,000

Dollar Amount of Purchases		$65,975

Number of Shares Purchased		 N/A

Years of Continuous Operation		3+

Offering Type:			U.S. Registered

Percentage of Offering Purchased	0.014%
by Portfolio

Percentage of Offering Purchased by	2.640%
other Portfolios of the Trust and
other Investment Companies advised
by the Adviser or any Subadviser

Sum of (18) and (19)			2.650%

Percentage of Portfolio Assets		0.140%
Applied to Purchase

Name(s) of Underwriter(s) or	JP Morgan, Margan Stanley,
Dealer(s) from whom Purchased:	Barclays Capital & Wachovia Securities

Underwriting Syndicate Members:	Banc of America Securities LLC, BNP Paribas,
				Citigroup,Commerzbank Securities,
				Daiwa Securities SMBC Europe,
				Deutsche Bank Securities, Piper Jaffray & Co. RBS Greenwich Capital, Scotia Capital,
				SG Corporate & Investment Banking &
				Wells Fargo Securities, LLC